Exhibit 10.78a


                    MAXICARE HEALTH PLANS, INC.
                      1995 STOCK OPTION PLAN

                       AMENDMENT NUMBER ONE



      WHEREAS, Maxicare Health Plans, Inc. (the "Company") adopted, and the Company's stockholders approved, the Maxicare Health Plans, Inc. 1995 Stock Option Plan (the "Plan"), which Plan was effective on July 28th, 1995; and

      WHEREAS, pursuant to Section 9 of the Plan, the Board of Directors of the Company (the "Board") has the power to amend the Plan; and

      WHEREAS, in order to reflect recently enacted changes to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as well as finalized regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Board wishes to amend the Plan in the manner set forth below; and

      WHEREAS, such amendments do not require the approval of the Company's stockholders and will not adversely affect any Optionee's rights under the Plan with respect to any Option heretofore granted;

      NOW, THEREFORE, the Plan is amended, effective as of the date of adoption of this amendment, as follows:

      1. Section 4.1 is amended by deleting the first sentence thereof and replacing the same with the following sentence:

      Subject to Section 4.2, the Plan Administrator shall be the Board during such periods of time as all members of the Board are "outside directors" as defined in Treas. Reg. 1.162-27(e)(3) ("outside directors").

      2. Section 4.2 is amended by deleting the second and third sentences thereof and replacing the same with the following two sentences:

      In the event that the Board includes any person who is not an outside director, the Board shall delegate all of its duties as Plan Administrator during such period of time to a committee selected by the Board which shall act as the Plan Administrator pursuant to the terms hereof (the "Stock Option Committee"). The Stock Option Committee shall consist of not fewer than two (2) members of the Board, all of whom shall be persons who, in the opinion of counsel to the Company, are outside directors and "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended.

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      3.   Section 7.2 is amended by  deleting from the end thereof
the words "and for a term in excess of five (5) years".

      4. Section 7.4 is amended by deleting the provision in the second sentence thereof.

      5. Section 9.3 is amended in its entirety to read as follows:

      Any amendment to the Plan which would result in any of the following changes (except by operation of Section 6.2) must be approved by the shareholders of the Company: (i) an increase in the total number of shares of Common Stock covered by the Plan; (ii) a change in the class of persons eligible to receive Stock Options granted under the Plan; and
      (iii) an extension of the term of the Plan beyond ten (10) years after the adoption of the Plan.

      6. Section 11.2 is amended in its entirety to read as follows:

      Any Share Surrender Withholding Election shall be subject to the consent or disapproval of the Plan Administrator in accordance with rules established from time to time by the Plan Administrator.

      7. Section 11.4 is deleted in its entirety, and the following Sections 11.5 and 11.6 are accordingly renumbered as, respectively, Sections 11.4 and 11.5

      IN  WITNESS  WHEREOF,  the   Company   has  caused  its  duly
authorized officer to execute this instrument of amendment on the 25th day of October, 1996.


                                     MAXICARE HEALTH PLANS, INC.


                                     By: /s/ Alan  D. Bloom
                                         ------------------


                                     ATTEST:


                                     By: /s/ Richard A. Link
                                         -------------------

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